UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

Blockchain Holdings Capital Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6540 Lusk Blvd, Suite C239, San Diego, CA 92121

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: 833-682-2428

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[√] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 5.03 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2018, the Company filed (1) a Certificate of Designation of the Class A Preferred Super Majority Voting Stock and (2) a Certificate of Designation of Class C Convertible Preferred Stock.

The Company designated ten million (10,000,000) shares of its preferred stock, par value $0.001 as Class A Preferred Super Majority Voting Stock (“Class A”). The Class A shares have the right to vote upon matters submitted to the holders of common stock, par value $0.0001 of the Company (the “Common Stock”). Class A shares have a vote equal to the number of shares of Common Stock of the Company which would give the holders of the Class A shares a vote equal to sixty percent (60%) of the Common Stock. This vote shall be exercised pro-rata by the holders of the Class A. The Company shall have the right to redeem, in its sole and absolute discretion, at any time one (1) year after the date of issuance of such Class A shares, all or any portion of the shares of Class A at a price of one cent ($0.01) per share.

The Company designated ten million (10,000,000) shares of its preferred stock, par value $0.001 as Class C Convertible Preferred Stock (“Class C”). Each shares of Class C shall be convertible into five (5) shares of Common Stock. The holders of Class C shall be entitled to receive the same dividend as the holders of the Common Stock and such dividend shall be paid pro rata per share on a fully converted basis. The holders of Class C shall have piggyback registration rights. The Company shall have the right to redeem, in its sole and absolute discretion, at any time after five (5) years, all or any portion of the shares of Class C at a price of five dollars ($5.00) per share. The Class C shares shall be considered to have a junior liquidation preference to Class A shares and a senior dividend preference to Class A shares.

Due to the name change which became effective on August 30, 2018, the Company filed for a new CUSIP number. The new CUSIP number is 09369N 10 5.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2018, a majority of the shareholders entitled to vote, through a written consent, ratified the following actions, as said action had relied on the approval of the holder of the Class A Preferred Super Majority Voting Stock, a class of stock which the Company learned recently did not exist: (A) the Company’s name change to Blockchain Holdings Capital Ventures, Inc.; (B) the reverse stock split pursuant to which every hundred (100) shares of the Company’s issued and outstanding Common Stock would be combined into one (1) issued and outstanding share of the Company’s Common Stock; (C) the change of the Company’s ticker symbol; and (D) the decrease in authorized shares of Common Stock of the Company from four hundred and fifty million (450,000,000) to one hundred and fifty million (150,000,000). All of these actions were previously reported in an 8-K filed on September 6, 2018.

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Item 8.01 Other Events.

Upon attempting to file an Amended and Restated Certificate of Designation for the Class A Preferred Super Majority Voting Stock as approved by the holders of such shares pursuant to a resolution dated August 23, 2018 as previously reported, the Company was informed by the Delaware Department of State that no Certificate of Designation was filed with them with respect to the Class A Preferred Super Majority Voting Stock or any other class of preferred stock. The Company requested that Delaware review the files as according to the Agreement and Plan of Merger and Reorganization into Holding Company Structure, effective September 30, 2016 and reported in an 8-K filed on November 3, 2016 (the “Plan of Merger”), the holders of the Class A Preferred Super Majority Voting Stock of Safe Lane Systems, Inc. (the “SLS Class A”) were to receive equivalent shares of the Class A Preferred Super Majority Voting Stock of Southeastern Holdings, Inc. (the “Southeastern Class A”) and the Southeastern Class A was to have all of the same terms as the SLS Class A. According to the Plan of Merger, the Company would also have a Class B Convertible Preferred Stock with the same terms as the Class B Convertible Preferred Stock of Safe Lane Systems, Inc. (the “SLS Class B”). After reviewing its files, the Delaware Department of State informed the Company that as no Certificates of Designation were ever filed with respect to a Class A Preferred Super Majority Voting Stock or a Class B Convertible Preferred Stock, it could not recognize such shares as existing for the Company.

Upon learning of this determination, the Board of Directors determined that it should resubmit certain actions to its majority shareholders for ratification as those action had relied on the approval of the holder of the Class A Preferred Super Majority Voting Stock, a class of stock which the Company now knew did not exist. The Board of Directors also determined that it would (i) file with the Delaware Department of State a Certificate of Designation for the Class A Preferred Super Majority Voting Stock which would have the same rights as the SLS Class A, except that such Certificate of Designation would clarify certain terms and (ii) not file with the Delaware Department of State a Certificate of Designation for the Class B Convertible Preferred Stock as there are no holders of Class B Convertible Preferred Stock given that the holders of the SLS Class B had been automatically converted prior to the execution of the Plan of Merger. By filing the Certificate of Designation for the Class A Preferred Super Majority Voting Stock, the Board of Directors has corrected an inadvertent error and thereby given the Company certain shares it believed, and had informed its shareholders, that it had.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit 4.1- Certificate of Designation of the Class A Preferred Super Majority Voting Stock

Exhibit 4.2- Certificate of Designation of Class C Convertible Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date: September 20, 2018	By:	/s/ Delray Wannemacher
Delray Wannemacher, CEO

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